UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported: July 31, 2012

Tufco Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-21018	39-1723477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 23500, Green Bay, Wisconsin	54305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 920.336.0054

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 31, 2012, Tufco Technologies, Inc. (the “Company”) entered into the Fourth Amendment to the First Amended and Restated Credit Agreement (the “Amendment”) among Tufco, L.P., the Company, JPMorgan Chase Bank N.A., as lender, and the guarantors party thereto amending the Company’s existing Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of March 15, 2010, as previously amended. Pursuant to the Amendment, (i) the maturity date of the credit facility has been extended until June 30, 2013, (ii) the financial covenant requiring the maintenance of specified minimum levels of Consolidated After Tax Net Income (as defined therein) in fiscal years 2012 and 2013 has been modified, however there can be no assurances that the Company will be able to maintain such specified minimum levels of Consolidated After Tax Net Income in such years, (iii) the revolving commitment amount was increased to $10,500,000, (iv) capital expenditures for July 1, 2012, to June 30, 2013, are limited to $2,000,000, (v) the definition of Borrowing Base under the Credit Agreement was modified to be reduced by $4,000,000, and (vi) certain other definitions were modified. In connection with the Amendment, the Company paid an amendment fee of $10,000.

The Fourth Amendment to the First Amended and Restated Credit Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to such Exhibit.

ITEM 9.01(d)	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Fourth Amendment to the First Amended and Restated Credit Agreement, dated July 31, 2012, among Tufco, L.P., the Company, JPMorgan Chase Bank N.A., as lender, and the guarantors party thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUFCO TECHNOLOGIES, INC.

Dated: July 31, 2012	By:	/s/ Michael B. Wheeler
Michael B. Wheeler
Executive Vice President, Chief Financial Officer and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Fourth Amendment to the First Amended and Restated Credit Agreement, dated July 31, 2012, among Tufco, L.P., the Company, JPMorgan Chase Bank N.A., as lender, and the guarantors party thereto.